UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 6, 2019

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

Standstill Agreement and First Amendment to Loan Agreement

On May 6, 2019, Akorn, Inc. (the “Company”), together with certain of its subsidiaries (the Company and such subsidiaries, collectively, the “Loan Parties”) entered into a Standstill Agreement and First Amendment (the “Standstill Agreement”) in respect of that certain Loan Agreement dated as of April 17, 2014 (as amended, supplemented or otherwise modified, the “Loan Agreement”) with an ad hoc group of Lenders (the “Ad Hoc Group”), certain other Lenders (together with the Ad Hoc Group, the “Standstill Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent” and, together with the Loan Parties and the Standstill Lenders, the “Standstill Parties”). Capitalized terms used but not defined herein have the meanings given to them in the Standstill Agreement or the Loan Agreement, as applicable.

The Standstill Agreement provides that, for the duration of the Standstill Period (as defined below), among other matters, neither the Administrative Agent nor the Lenders may (i) declare any Event of Default or (ii) otherwise seek to exercise any rights or remedies, in each case of clauses (i) and (ii) above, to the extent directly relating to any alleged Event of Default arising from any alleged breach of any of the covenants contained in Sections 5.01, 5.02, 5.03, 5.06 or 5.07 of the Loan Agreement (the “Specified Covenants”), to the extent the facts and circumstances giving rise to any such breach have been (x) publicly disclosed by the Company or (y) disclosed in writing by the Company to private side Lenders or certain advisors to the Ad Hoc Group (collectively, the “Specified Matters”). “Standstill Period” means the period of time from the effective date of the Standstill Agreement (the “Effective Date”) through the earliest of (a) December 13, 2019; (b) the delivery of a notice of termination of the Standstill Period by Lenders holding a majority of the Loans (the “Required Lenders”) upon the occurrence of a Default or Event of Default under the Loan Agreement, excluding any Default or Event of Default relating to a Specified Matter; or (c) the delivery of a notice of termination of the Standstill Period by the Required Lenders as a result of any breach of, or non-compliance with, any provision of the Standstill Agreement by the Company or any other Loan Party, including without limitation any such breach or non-compliance by the Company or any other Loan Party of or with any Affirmative Covenants and Milestones or Negative Covenants (each as defined below) or other covenants set forth in the Standstill Agreement, subject, in each case, to any applicable cure period expressly set forth therein (each, a “Standstill Event of Default”).

The Standstill Agreement is expected to allow the Company to focus on its business plan and its commitments to the U.S. Food and Drug Administration (“FDA”) while avoiding disruption to its business during the Standstill Period. The Standstill Agreement shows that the Company has the support of the Lenders during the Standstill Period as it carries out these key initiatives.

In exchange for the agreement of the Lenders to standstill during the Standstill Period, the Standstill Agreement provides, among other matters, that:

•	during the Standstill Period:

o	the Company must deliver certain financial and other reporting to the Lenders or their advisors, including without limitation, monthly financial statements, 13-week cash flow forecasts and variance reports and certain regulatory information, and participate in various update calls with the Lenders and their advisors (the “Affirmative Covenants and Milestones”);

o	the Company and its subsidiaries are restricted, among other matters, from (i) consummating certain asset sales and investments, (ii) making certain restricted payments with respect to the Company’s common stock and any subordinated indebtedness, (iii) engaging in sale and leaseback transactions, (iv) incurring certain liens and indebtedness, (v) reinvesting any proceeds received from certain asset sales, and (vi) without the consent of the Required Lenders at such time, (A) designating any Restricted Subsidiary as an Unrestricted Subsidiary, or otherwise creating or forming any Unrestricted Subsidiary, and/or (B) transferring any assets of the Company or any of its Restricted Subsidiaries to any Unrestricted Subsidiary, except as otherwise permitted under the Loan Agreement (after giving effect to the Standstill Agreement) (collectively, the “Negative Covenants”);

o	the Company must pay a fee in an amount equal to 0.625% of the outstanding principal of any Loans prepaid or repaid during the Standstill Period (other than as a result of any asset sale, condemnation event, incurrence of non-permitted indebtedness or excess cash flow);

o	the Company must notify the Ad Hoc Group and/or such advisors before making certain payments in respect of judgments or settlements of ongoing litigation matters (a “Specified Litigation Payment”); and

o	the Company must pay the fees and expenses of certain advisors to the Ad Hoc Group;

•	the Company and the Standstill Lenders must negotiate in good faith to enter into a comprehensive amendment of the Loan Agreement (the “Comprehensive Amendment”), which Comprehensive Amendment must be satisfactory in form and substance to the Required Lenders;

•	on the Effective Date, the Company must pay a one-time in-kind fee in an amount equal to 1.75% of the aggregate principal amount of the Loans of the Standstill Lenders (which fee was paid-in-kind on such date); and

•	on the Effective Date, the interest margins payable by the Company with respect to outstanding Loans shall be increased by 1.50% (i.e., 150 basis points), with 0.75% (i.e., 75 basis points) of such increase payable in cash and 0.75% (i.e., 75 basis points) of such increase payable in kind.

Subject to a five business day cure period (the “Cure Period”), the Company’s failure to comply with the Affirmative Covenants and Milestones during the Standstill Period would permit the Required Lenders to terminate the Standstill Period and exercise any rights and remedies under the Loan Agreement with respect to the Specified Matters or a Standstill Event of Default. The Company’s failure to comply with the Negative Covenants during the Standstill Period would permit the Required Lenders to terminate the Standstill Agreement and constitute an immediate Event of Default under the Loan Agreement. The Company’s failure to comply with any Affirmative Covenants and Milestones (subject to the Cure Period), Negative Covenants or other covenants in the Standstill Agreement would also result in a further increase of the interest margins payable with respect to outstanding Loans by 0.50% (i.e., 50 basis points), which increased interest would be payable in kind.

Any Specified Litigation Payment made over the objection of the Ad Hoc Group would (i) entitle the Required Lenders to terminate the Standstill Period and (ii) constitute an Event of Default under the Loan Agreement if such payment has a Material Adverse Effect (as defined in the Loan Agreement). The failure of the Company to comply with the covenant in respect of the Specified Litigation Payment during the Standstill Period would result in an Event of Default under the Loan Agreement.

The failure to enter into a Comprehensive Amendment on or prior to November 15, 2019 would result in payment by the Company of a one-time in-kind fee in an amount equal to 0.625% of the Loans outstanding on such date and require the Company and the other Loan Parties to pledge for the benefit of the Lenders all unpledged equity interests in foreign subsidiaries. The failure to enter into a Comprehensive Amendment on or prior to December 13, 2019 constitutes an immediate Event of Default under the Loan Agreement.

The execution of the Standstill Agreement should not be construed as (and does not constitute an admission as to) any right, remedy, claim, defense, liability or wrongdoing or responsibility on the part of any Standstill Party. Entry into the Standstill Agreement also should not be construed as (and does not constitute an admission as to) the occurrence of a Default or Event of Default. In the Standstill Agreement, the Standstill Lenders acknowledged that, as of the Effective Date, to the best of their knowledge, they were not aware of any potential Defaults or Events of Default under the Loan Agreement other than with respect to the Specified Covenants relating to the Specified Matters.

The representations and warranties of the Company and the other Loan Parties in the Standstill Agreement have been made solely for the benefit of the Lenders and the Administrative Agent. In addition, such representations and warranties (a) have been made only for purposes of the Standstill Agreement, (b) have been qualified by disclosures made to the Standstill Lenders and the Administrative Agent in connection with the Standstill Agreement, (c) are subject to materiality and other qualifications contained in the Standstill Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Standstill Agreement and such other dates as are specified in the Standstill Agreement and (e) have been included in the Standstill Agreement for the purpose of allocating risk between the Company, on the one hand, and the Standstill Lenders and the Administrative Agent, on the other hand, rather than establishing matters as facts. Accordingly, the Standstill Agreement is included with this filing only to provide investors with information regarding the terms of the Standstill Agreement, and not to provide investors with any other factual information regarding the Company, the other Loan Parties or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the other Loan Parties or any of their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Standstill Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Standstill Agreement is not complete and is qualified in its entirety by reference to the Standstill Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements

This report includes statements that may constitute "forward-looking statements", including expectations regarding the Company’s business plan and initiatives, the Company’s commitments to the FDA, disruptions during the Standstill Period and other statements regarding the Company’s plans and strategy. When used in this document, the words “will,” “expect,” “continue," “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against the Company on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Standstill Agreement, which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Standstill Agreement to enter into a Comprehensive Amendment that is satisfactory in form and substance to the Lenders, (ix) the Company’s obligation under the Standstill Agreement to pay certain fees and expenses and increased interest margin, (x) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019), to be detailed in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (expected to be filed with the SEC by May 10, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Standstill Agreement and First Amendment to Loan Agreement, dated as of May 6, 2019, by and among Akorn, Inc., certain of its subsidiaries, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: May 7, 2019	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer